Exhibit 99.3

ANGEL STUDIOS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Balance Sheets as of and for the six months ended June 30, 2025	F-6
Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2025	F-9
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2024	F-11
Notes to Unaudited Pro Forma Condensed Combined Financial Information	F-13

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the joint proxy statement/prospectus declared effective by the SEC on July 22, 2025 (the “Proxy Statement”), which is incorporated by reference herein.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Merger, the Company Interim Financing (described in the “Financing Transactions and Background Relevant to Financing Transactions” section below) and other financing transactions, together the “Financing Transactions,” and adjustments for other material events. These other material events are referred to herein as “Other Material Events” and the pro forma adjustments for the Other Material Events are referred to herein as “Adjustments for Other Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On September 11, 2024, SAC, Merger Sub and ASI entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, among other things:
●	Upon the Closing, (i) Merger Sub merged with and into ASI, the separate corporate existence of Merger Sub ceased and ASI was the surviving corporation and a wholly owned subsidiary of the Combined Company and (ii) ASI was subsequently dissolved, with SAC continuing as the sole surviving corporation and SAC changed its name to “Angel Studios, Inc.”
●	At the effective time of the Merger, each share of ASI Common Stock outstanding as of immediately prior to the effective time of the Merger (other than the Excluded Shares) was canceled and converted into the right to receive a number of shares of the Corresponding Class of Combined Company Common Stock equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration by (ii) the aggregate number of shares of ASI Common Stock issued and outstanding immediately prior to the effective time of the Merger as calculated pursuant to the Merger Agreement (such quotient, the Merger Consideration Per Fully Diluted Share), with fractional shares rounded down to the nearest whole share (and no cash settlements shall be made in lieu of fractional shares eliminated by rounding).
●	Each share of SAC Class B Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into shares of SAC Class A Common Stock on a one-for-one basis immediately prior to the effective time of the Merger, and each share of SAC Class A Common Stock issued and outstanding as of immediately prior to the effective time of the Merger (including the as-converted shares of SAC Class B Common Stock) remained outstanding and represent one share of Combined Company Class A Common Stock.
●	At the effective time of the Merger, each ASI Option outstanding as of immediately prior to the effective time of the Merger was converted into a Combined Company Option on substantially the same terms and conditions as are in effect with respect to such ASI Option immediately prior to the effective time, including with respect to vesting and termination-related provisions. Subject to the terms of the Merger Agreement, each Combined Company Option relates to the number of whole shares of the Corresponding Class of Combined Company Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of the applicable class of ASI Common Stock subject to such ASI Option multiplied by (ii) the Merger Consideration Per Fully Diluted Share. The exercise price per share for each Combined Company Option equals (i) the exercise price per share of the applicable ASI Option divided by (ii) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).
●	Immediately prior to the effective time of the Merger, each of the 11,500,000 issued and outstanding SAC Public Warrants automatically converted into 0.1 newly issued share of SAC Class A Common Stock.
●	In connection with the Merger Agreement, SAC entered into the Sponsor Support Agreement, pursuant to which the Sponsor has agreed to forfeit all 11,700,000 issued and outstanding SAC Private Placement Warrants held by it immediately prior to and contingent upon the Closing. The SAC Private Placement Warrants were immediately canceled upon their forfeiture.
●	On November 13, 2024, SAC held the Third Extension Special Meeting and obtained approval of SAC’s stockholders of the Extension Proposal and the Redemption Limitation Amendment Proposal. Promptly thereafter, SAC filed with the

Secretary of State of the State of Delaware an amendment to the SAC Charter to implement the Extension Proposal and the Redemption Limitation Amendment Proposal.
●	On February 14, 2025, SAC, ASI and Merger Sub entered into the Merger Agreement Amendment, which amended the Merger Agreement to (i) remove the closing condition that SAC have at least $5,000,001 of net tangible assets upon the Closing, (ii) amend the definitions of “Acquiror Expense Cap” (as defined in the Merger Agreement Amendment) and “Transaction Expenses” (as defined in the Merger Agreement Amendment) and (iii) amend the provision regarding expense statements.

The table below presents the exchange of ASI Class A Common Stock and ASI Class C Common Stock for Combined Company Class A Common Stock that occured upon the Closing:

		Conversion of ASI Class B		Issuance of ASI Class C
		Common Stock into ASI		Common Stock
		Class C Common Stock		subsequent to June 30, 2025		ASI Class B Common
	ASI Common Stock	resulting from secondary	Issuance of ASI Class C	pursuant to conversion of the		Stock and ASI Class F
	outstanding as of	market transactions	Common Stock subsequent	Convertible Notes		Common Stock assumed
	June 30, 2025	subsequent to June 30,	to June 30, 2025 pursuant to	issued in May 2025 and	Exercise of ASI Options for ASI Class F Common Stock subsequent to	outstanding immediately
	(Historical)	2025(1)	ASI Reg A Offering	August 2025	June 30, 2025	prior to Closing
ASI Class A Common Stock, par value $0.001 per share	11,255,686	—			—	11,255,686
ASI Class C Common Stock, par value $0.001 per share	4,441,540	16,679	1,250,000	343,001	238,080	6,289,300
	15,697,226					17,544,986
					Assumed Exchange Ratio - Class A	53,504,621
					Estimated shares of Combined Company Class A Common Stock issued to ASI stockholders upon Closing	93,873,782

(1)

Subsequent to June 30, 2025, 12,194 shares of ASI Class B Common Stock and 4,485 shares of ASI Class F Common Stock were sold in various secondary market transactions. Under ASI’s current certificate of incorporation, transfers of previously issued shares of ASI Class A Common Stock, ASI Class B Common Stock, and ASI Class F Common Stock will be automatically converted into ASI Class C Common Stock on a one-for-one basis. As a result of the sales in secondary market transactions subsequent to June 30, 2025, 12,194 previously issued and outstanding shares of ASI Class B Common Stock and 4,485 previously issued and outstanding shares of ASI Class F Common Stock were automatically converted into 16,679 shares of ASI Class C Common Stock.

The table below presents the exchange of ASI Class B Common Stock and ASI Class F Common Stock for Combined Company Class B Common Stock that occurred upon the Closing:

		Conversion of ASI Class B
		Common Stock into ASI
		Class C Common Stock		ASI Class B Common
	ASI Common Stock	resulting from secondary		Stock and ASI Class F
	outstanding as of	market transactions		Common Stock assumed
	June 30, 2025	subsequent to June 30,	Exercise of ASI Options for ASI Class F Common Stock subsequent to	outstanding immediately
	(Historical)	2025(1)	June 30, 2025	prior to Closing
ASI Class B Common Stock, par value $0.001 per share	2,997,235	(12,194)	—	2,985,041
ASI Class F Common Stock, par value $0.001 per share	9,806,087	(4,485)	56,401	9,858,003
	12,803,322			12,843,044
			Assumed Exchange Ratio - Class B	53,504,621
			Estimated shares of Combined Company Class B Common Stock issued to ASI stockholders upon Closing	68,716,220

(1)

Subsequent to June 30, 2025, 12,194 shares of ASI Class B Common Stock and 4,485 shares of ASI Class F Common Stock were sold in various secondary market transactions. Under ASI’s current certificate of incorporation, transfers of previously issued shares of ASI Class A Common Stock, ASI Class B Common Stock, and ASI Class F Common Stock will be automatically converted into ASI Class C Common Stock on a one-for-one basis. As a result of the sales in secondary market transactions subsequent to June 30, 2025, 12,194 previously issued and outstanding shares of ASI Class B Common Stock and 4,485 previously issued and outstanding shares of ASI Class F Common Stock were automatically converted into 16,679 shares of ASI Class C Common Stock.

Financing Transactions and Background Relevant to Financing Transactions

Company Interim Financing

The Company Interim Financing consists of any equity or debt financing arrangements entered into by ASI during the period from the date of the Merger Agreement through the Closing. The transactions described directly below represent the Company Interim Financing entered into subsequent to June 30, 2025:

●	Subsequent to June 30, 2025, ASI sold 205,920 shares of ASI Class C Common Stock to various purchasers at a price of $39.00 per share for aggregate proceeds of approximately $8.0 million, and 32,160 shares of ASI Class C Common Stock at a price of $44.00 per share for aggregate proceeds of approximately $1.4 million (see Note 3(aaa)). All sales of ASI

Class C Common Stock described directly above were sold in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
●	Subsequent to June 30, 2025, ASI entered into two separate note purchase agreements with two separate investors, pursuant to which ASI issued convertible promissory notes with an aggregate principal balance of $7.0 million (“August 2025 Convertible Note”). Each note bears interest at a rate of 16.0% per annum, compounded monthly, and matures on December 31, 2025, or earlier upon the occurrence of an event of default. Prior to maturity, each note provides for automatic conversion, immediately prior to the closing of the Merger or other qualifying listing event, into shares of ASI Class C Common Stock at a fixed conversion price of $39.00 per share. In addition, at any time prior to or after maturity, each investor may, at its option, elect to convert all or a portion of the outstanding principal and accrued interest into shares of ASI Class C Common Stock at the conversion price of $39.00 per share (see Note 3(eee)).
●	Subsequent to June 30, 2025, ASI commenced a Regulation A offering of up to $55.0 million in shares of ASI Class C Common Stock at a purchase price of $44.00 per share. ASI estimates total offering expenses, including broker-dealer, legal, escrow, and other professional fees, of approximately $0.4 million (see Note 3(fff)).

Other Financing Transactions

●	Subsequent to June 30, 2025, the Sponsor made payments directly to SAC’s third-party vendors for certain transaction costs and other costs incurred by SAC. These payments on SAC’s behalf resulted in increases in the principal due on the Sponsor Promissory Note in the amounts of $70,925 (see Note 3(e)) and $0.1 million (see Note 3(bbb) and Note 4(aaa)), respectively.
●	Subsequent to June 30, 2025, the 5,000,000 shares of preferred stock issued by Angel Studios 022, Inc. (“Angel Studios 022”), a subsidiary of ASI, were redeemed. ASI paid $5.8 million in connection with the redemption of such preferred stock held by noncontrolling interests (see Note 3(ccc)).
●	Subsequent to June 30, 2025, Angel Studios 024, Inc. (“Angel Studios 024”), a subsidiary of ASI, issued 5,000,000 shares of preferred stock to various purchasers, in a Form 1-A offering and received cash of $4.9 million, net of offering costs of $0.1 million (see Note 3(ddd)).

Other Material Events and Background Relevant to Other Material Events

●	Subsequent to June 30, 2025, certain ASI employees exercised 5,297 options to purchase ASI Class F Common Stock. The exercise prices for the 5,297 options were paid on a cashless basis via net share settlement (see Note 3(aa)). Additionally, certain ASI employees exercised 51,104 options to purchase ASI Class F Common Stock. The exercise prices for the 51,104 options were paid in cash (see Note 3(bb)).
●	Subsequent to June 30, 2025, 12,194 shares of ASI Class B Common Stock and 4,485 shares of ASI Class F Common Stock were sold in various secondary market transactions. Under ASI’s current certificate of incorporation, transfers of previously issued shares of ASI Class A Common Stock, ASI Class B Common Stock, and ASI Class F Common Stock will be automatically converted into ASI Class C Common Stock on a one-for-one basis. As a result of the sales in secondary market transactions subsequent to June 30, 2025, 12,194 previously issued and outstanding shares of ASI Class B Common Stock and 4,485 previously issued and outstanding shares of ASI Class F Common Stock were automatically converted into 16,679 shares of ASI Class C Common Stock (see Note 3(cc)).

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on SAC’s and ASI’s historical financial statements as adjusted to give effect to the Merger, the Financing Transactions and the Adjustments for Other Material Events. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives pro forma effect to the Merger as if it had occurred on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;
●	the historical audited financial statements of SAC as of and for the year ended December 31, 2024, and the related notes included in the Registration Statement on Form S-1 filed with the SEC on September 16, 2025 (the “Registration Statement”);
●	the historical unaudited financial statements of SAC as of and for the six months ended June 30, 2025, and the related notes included in the Registration Statement;
●	the historical audited consolidated financial statements of ASI as of and for the year ended December 31, 2024, and the related notes included in the Registration Statement;
●	the historical unaudited consolidated financial statements of ASI as of and for the six months ended June 30, 2025, and the related notes included in the Registration Statement; and
●	other information relating to ASI and SAC contained in the Proxy Statement, including in the sections entitled “SAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “ASI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Annexes and other financial information relating to each of SAC and ASI included elsewhere in the Proxy Statement.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger the Financing Transactions and the Other Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

	Southport	Angel			Adjustments		Other Transaction
	Acquisition Corp.	Studios, Inc.	Financing		for Material		Accounting		Pro Forma
(In thousands, except for share data)	Historical	Historical	Transactions	Notes	Events	Notes	Adjustments	Notes	Balance Sheet
Assets
Current assets
Cash and cash equivalents	$329	$28,000	$9,446	3(aaa)	$120	3(bb)	$442	3(a)	$84,505
	—	—	(5,750)	3(ccc)	—		(1,290)	3(b)	—
	—	—	4,875	3(ddd)	—		(2,839)	3(c)	—
	—	—	54,650	3(fff)	—		(250)	3(d)	—
	—	—	7,000	3(eee)	—		(6,436)	3(e)	—
	—	—	—		—		(2,425)	3(f)	—
	—	—	—		—		(366)	3(g)	—
	—	—	—		—		(1,000)	3(p)	—
	—	—	—		—		(1)	3(m)	—
Accounts receivable, net	—	20,911	—		—		—	—	20,911
Current portion of licensing receivables, net	—	8,786	—		—		—	—	8,786
Physical media inventory	—	1,474	—		—		—	—	1,474
Current portion of notes receivable	—	1,424	—		—		—	—	1,424
Digital assets receivable	—	28,751	—				—	—	28,751
Loan guarantee receivable	—	10,018	—		—		—	—	10,018
Current portion of digital assets receivable	—	—	—		—		—	—	—
Prepaid expenses and other	84	9,767	—		—		1,290	3(b)	11,141
	—	—	—				—	3(c)	—
Total current assets	413	109,131	70,221		120		(12,875)		167,010
Marketable securities held in Trust Account	438	—	—		—		(442)	3(a)	—
	—	—	—				4	3(h)	—
Licensing receivables, net	—	8,012	—		—		—	—	8,012
Notes receivable, net of current portion	—	4,092	—		—		—	—	4,092
Property and equipment, net	—	616	—		—		—	—	616
Content, net	—	1,866	—		—		—	—	1,866
Intangible assets, net	—	1,881	—		—		—	—	1,881
Digital assets	—	3,723	—		—		—	—	3,723
Digital assets receivable, net of current portion	—	—	—		—		—	—	—
Investments in affiliates	—	12,135	—		—		—	—	12,135
Operating lease right-of-use assets	—	2,545	—		—		—	—	2,545
Other long-term assets	—	4,090	—		—		—	—	4,090
Total assets	$851	$148,091	$70,221		$120		$(13,313)		$205,970
Liabilities and stockholders’ (deficit)/equity
Current liabilities:
Accrued offering costs	$184	$—	$—		$—		$(184)	3(g)	$—
Promissory note - related party	814	—	115	3(bbb)	—		71	3(e)	—
			—		—		(1,000)	3(p)	—
Due to related party	271	—	—		—		—	—	271
Administrative support fee - related party	502	—	—		—		—	—	502
Excise tax liability	2,425	—	—		—		(2,425)	3(f)	—
Accounts payable	297	7,829	—		—		(2,423)	3(c)	5,613

	Southport	Angel			Adjustments		Other Transaction
	Acquisition Corp.	Studios, Inc.	Financing		for Material		Accounting		Pro Forma
(In thousands, except for share data)	Historical	Historical	Transactions	Notes	Events	Notes	Adjustments	Notes	Balance Sheet
							(90)	3(e)
Accrued expenses	290	19,244			—		(117)	3(c)	19,235
							(182)	3(g)
Current portion of accrued licensing royalties	—	21,776	—		—		—		21,776
Current portion of notes payable	—	29,637	6,189	3(eee)	—		92	3(s)	29,637
							(6,281)	3(s)
Current portion of operating lease liabilities	—	782	—		—		—		782
Deferred revenue	—	40,111	—		—		—		40,111
Loan guarantee payable	—	4,018	—		—		—		4,018
Current portion of accrued settlement costs	—	294	—		—		—		294
Total current liabilities	4,783	123,691	6,304		—		(12,539)		122,239
Warrant liability	5,798	—	—		—		4,096	3(i)	—
					—		4,026	3(j)
							(7,020)	3(k)
							(6,900)	3(l)
Accrued settlement costs, net of current portion	—	3,941	—				—		3,941
Accrued licensing royalties, long-term	—	5,034	—		—		—		5,034
Notes payable, net of current portion	—	5,773	—		—		(3,854)	3(q)	1,919
Other accrued liabilities	—	—	—		—		1,588	3(c)	1,588
Operating lease liabilities, net of current portion	—	1,860	—		—		—		1,860
Total liabilities	10,581	140,299	6,304		—		(20,603)		136,581
SAC Class A Common Stock subject to possible redemption; 200,000,000 shares authorized; 37,987 shares issued and outstanding subject to possible redemption at redemption value	438	—	—		—		(442)	3(m)	—
					—		4	3(r)
Stockholders’ equity/(deficit):
ASI Common stock, $0.001 par value, 85,000,000 shares authorized; 27,466,604 shares issued and outstanding	—	29	—	3(aaa)	—	3(aa)	(30)	3(n)	—
	—	—	1	3(fff)	—	3(bb)	—	3(q)	—
	—	—	—		—	3(cc)	—	3(s)	—
SAC Class A Common Stock, $0.0001 par value; 200,000,000 shares authorized; 4,200,000 issued and outstanding (excluding 1,163,113 shares subject to possible redemption)	—	—	—		—		—	3(o)	—
SAC Class B Common Stock, $0.0001 par value; 20,000,000 shares authorized; 1,550,000 shares issued and outstanding	—	—	—		—		—	3(o)	—
Combined Company Class A Common Stock, par value $0.0001	—	—	—		—		—	3(m)	10
							—	3(l)
	—	—	—		—		9	3(n)
	—	—	—		—		1	3(o)
	—	—	—		—
Combined Company Class B Common Stock, par value $0.0001	—	—	—		—		7	3(n)	7

	Southport	Angel			Adjustments		Other Transaction
	Acquisition Corp.	Studios, Inc.	Financing		for Material		Accounting		Pro Forma
(In thousands, except for share data)	Historical	Historical	Transactions	Notes	Events	Notes	Adjustments	Notes	Balance Sheet
Additional paid-in capital	705	140,129	9,446	3(aaa)	—	3(aa)	3,853	3(q)	204,591
	—	—	54,649	3(fff)	120	3(bb)	7,020	3(k)	—
	—	—	811	3(eee)	—	3(cc)	441	3(m)	—
	—	—			—		(25,760)	3(n)	—
	—	—	—		—		6,900	3(l)	—
	—	—	—		—		(4)	3(r)	—
							6,281	3(s)	—
Noncontrolling interests	—	4,842	(5,750)	3(ccc)	—		—		3,967
			4,875	3(ddd)
Accumulated deficit	(10,873)	(137,208)	(115)	3(bbb)	—		(1,887)	3(c)	(139,186)
							(250)	3(d)	—
							(6,417)	3(e)	—
							(92)	3(s)
							4	3(h)	—
							(4,096)	3(i)	—
							(4,026)	3(j)
							25,774	3(n)	—
Total stockholders’ (deficit) equity	(10,168)	7,792	63,917		120		7,728		69,389
Total liabilities, SAC Class A Common Stock subject to possible redemption, and stockholders’ (deficit) equity	$851	$148,091	$70,221		$120		$(13,313)		$205,970

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
	Southport						Other
	Acquisition Corp.		Adjustments		Adjustments		Transaction		Pro Forma
	Reclassified	Angel Studios, Inc.	for Material		for Material		Accounting		Statement of
(In thousands, except per share and weighted-average share data)	(Note 5)	(Note 5)	Events	Notes	Events	Notes	Adjustments	Notes	Operations	Notes
Revenue:
Licensed content and other revenue	$—	$133,605	$—		$—		$—		$133,605
Pay it forward revenue	—	1,477	—		—		—		1,477
Total revenue	—	135,082	—		—		—		135,082
Operating expenses:
Cost of revenues	—	46,767	—		—		—		46,767
Selling and marketing	—	112,036	—		—		—		112,036
General and administrative	419	17,206	—		—		323	4(b)	17,948
Research and development	—	7,115	—		—		—		7,115
Legal expense	—	7,100	—		—		—		7,100
Total operating expense	419	190,224	—		—		323		190,966
Loss from operations	(419)	(55,142)	—		—		(323)		(55,884)
Other income (expense):
Net gain on digital assets	—	4,153	—		—		—		4,153
Interest expense	—	(4,307)	191	4(bbb)	—		—		(4,116)
Interest income	—	2,533	—		—		—		2,533
Impairment of failed acquisition		(500)			—				(500)
Change in fair value of warrant liability	(1,159)	—	—				585	4(d)	—
					—		574	4(i)
Dividend income on marketable securities held in Trust Account	9	—	—		—		(9)	4(f)	—
Total other (expense) income	(1,150)	1,879	191		—		1,150		2,070
Loss before benefit for income taxes	(1,569)	(53,263)	191		—		827		(53,814)
Income tax (expense) benefit	(89)	—	—		—		(65)	4(c)	(154)
Net loss	$(1,658)	$(53,263)	$191		$—		$762		$(53,968)
Net loss attributable to noncontrolling interests	—	37	—		—	4(bb)	—		37
	—	—	—		—	4(aa)	—		—
Net loss attributable to controlling interests	$(1,658)	$(53,300)	$191		$—		$762		$(54,005)
SAC basic and diluted weighted average shares outstanding, redeemable Class A Common Stock	37,986	—			—		—		—
SAC basic and diluted net loss per share, redeemable Class A Common Stock	$0.05	$—	$—		$—		$—		$—
SAC basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B Common Stock	5,750,000	—	—		—		—		—

	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
	Southport						Other
	Acquisition Corp.		Adjustments		Adjustments		Transaction		Pro Forma
	Reclassified	Angel Studios, Inc.	for Material		for Material		Accounting		Statement of
(In thousands, except per share and weighted-average share data)	(Note 5)	(Note 5)	Events	Notes	Events	Notes	Adjustments	Notes	Operations	Notes
SAC basic and diluted net loss per share, non-redeemable Class A and Class B Common Stock	$(0.29)	$—	$—		$—		$—		$—
ASI basic and diluted weighted average shares outstanding, Common Stock	—	27,574,641	—		—		—		—
ASI basic and diluted net loss per share attributable to controlling interests	$—	$(1.93)	$—		$—		$—		$—
Weighted average shares outstanding, Combined Company Class A Common Stock - basic and diluted	—	—	—		—		—		100,811,819	4(j)
Net loss per share attributable to controlling interests, Combined Company Class A Common Stock - basic and diluted	$—	$—	$—		$—		$—		$(0.32)	4(j)
Weighted average shares outstanding, Combined Company Class B Common Stock - basic and diluted	—	—	—		—		—		68,716,220	4(j)
Net loss per share attributable to controlling interests, Combined Company Class B Common Stock - basic and diluted	$—	$—	$—		$—		$—		$(0.32)	4(j)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Year Ended	Year Ended
	December 31, 2024	December 31, 2024
	Southport						Other		Pro Forma
	Acquisition Corp.				Adjustments		Transaction		Statement
	Reclassified	Angel Studios, Inc.	Financing		for Material		Accounting		of
(In thousands, except per share and weightedaverage share data)	(Note 5)	(Note 5)	Transactions	Notes	Events	Notes	Adjustments	Notes	Operations	Notes
Revenue:
Licensed content and other revenue	$—	$88,692	$—		$—		$—		$88,692
Pay it forward revenue	—	7,825	—		—		—		7,825
Total revenue	—	96,517	—		—		—		96,517
Operating expenses:
Cost of revenues	—	42,066	—		—		—		42,066
Selling and marketing	—	95,210	—		—		—		95,210
General and administrative	1,587	22,284	115	4(aaa)	—		250	4(a)	33,830
	—	—	—		—		1,290	4(b)	—
	—	—	—		—		1,887	4(g)	—
							6,417	4(h)
Research and development	—	14,365	—		—		—		14,365
Legal expense	—	10,833	—		—		—		10,833
Net loss on digital assets	—	(1,684)	—		—		—		(1,684)
Total operating expense	1,587	183,074	115		—		9,844		194,620
Loss from operations	(1,587)	(86,557)	(115)		—		(9,844)		(98,103)
Other (expense) income:
Interest expense	—	(2,366)	—		—		—		(2,366)
Interest income	—	3,491	—		—		—		3,491
Impairment of investment in affiliates	—	(1,000)	—		—		—		(1,000)
Change in fair value of warrant liability	(4,059)	—	—		—		2,046	4(d)	—
							2,013	4(i)
Dividend income on marketable securities held in Trust Account	966	—	—		—		(966)	4(f)	—
Financing expense	(275)	—	—		—		275	4(e)	—
Total other (expense) income	(3,368)	125	—		—		3,368		125
(Loss) income before (provision) benefit for income taxes	(4,955)	(86,432)	(115)		—		(6,476)		(97,978)
Income tax (expense) benefit	(152)	(3,535)	—		—		1,684	4(c)	(2,003)
	—	—	—		—				—
Net (loss) income	$(5,107)	$(89,967)	$(115)		$—		$(4,792)		$(99,981)
Net loss attributable to noncontrolling interests	—	(172)	—		—	4(bb)	—		(172)
	—	—	—		—	4(aa)	—		—
Net (loss) income attributable to controlling interests	$(5,107)	$(89,795)	$(115)		$—		$(4,792)		$(99,809)

	Year Ended	Year Ended
	December 31, 2024	December 31, 2024
	Southport						Other		Pro Forma
	Acquisition Corp.				Adjustments		Transaction		Statement
	Reclassified	Angel Studios, Inc.	Financing		for Material		Accounting		of
(In thousands, except per share and weightedaverage share data)	(Note 5)	(Note 5)	Transactions	Notes	Events	Notes	Adjustments	Notes	Operations	Notes
SAC basic and diluted weighted average shares outstanding, redeemable Class A Common Stock	1,613,326	—	—		—		—		—
SAC basic and diluted net loss per share, redeemable Class A Common Stock	$(0.46)	$—	$—		$—		$—		$——
SAC basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B Common Stock	5,750,000	—	—		—		—		—
SAC basic and diluted net loss per share, non-redeemable Class A and Class B Common Stock	$(0.76)	$—	$—		$—		$—		$—
ASI basic and diluted weighted average shares outstanding, Common Stock		25,791,117	—		—		—		—
ASI basic and diluted net loss per share attributable to controlling interests	$—	$(3.48)	$—		$—		$—		$—
Weighted average shares outstanding, Combined Company Class A Common Stock - basic and diluted	—	—	—		—		—		100,811,819	4(j)
Net loss per share attributable to controlling interests, Combined Company Class A Common Stock - basic and diluted	$—	$—	$—		$—		$——		$(0.59)	4(j)
Weighted average shares outstanding, Combined Company Class B Common Stock - basic and diluted	—	—	—		—		—		68,716,220	4(j)
Net loss per share attributable to controlling interests, Combined Company Class B Common Stock - basic and diluted	$—	$—	$—		$—		$—		$(0.59)	4(j)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SAC and ASI management have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Merger, the Financing Transactions and the Adjustments for Other Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. SAC and ASI have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments reflecting the consummation of the Merger, the Financing Transactions and the Other Material Events are based on certain currently available information and certain assumptions and methodologies that both SAC and ASI believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both SAC and ASI believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Merger, the Financing Transactions and the Other Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Included in the shares outstanding and weighted average shares outstanding (for the calculation of pro forma basic and diluted net loss per share) as presented in the unaudited pro forma condensed combined financial information are the shares of Combined Company Common Stock issued to legacy ASI stockholders and the SAC Common Stock that remained outstanding on the Closing Date and represent shares of Combined Company Common Stock, which includes SAC Common Stock held by SAC public stockholders, the Sponsor and the Third-Party SAC Investors.

The tables directly below present shares outstanding upon the Closing Date as depicted in the unaudited pro forma condensed combined balance sheet:

	Shares	% Ownership
Combined Company Class A shares held by ASI stockholders(1)	93,873,782	55.4%
Combined Company Class B shares held by ASI stockholders(2)	68,716,220	40.5%
Combined Company Class A shares held by Sponsor(3)	4,512,506	2.7%
Combined Company Class A shares held by SAC public stockholders(4)	1,188,037	0.7%
Combined Company Class A shares held by Third-Party SAC Investors(5)	1,237,494	0.7%
	169,528,039	100.0%

(1)

Consists of Combined Company Class A Common Stock issued to holders of shares of ASI Class A Common Stock and ASI Class C Common Stock upon the effective time of the Merger, which is equal to the product of (x) the Merger Consideration Per Fully Diluted Share (assuming $125.9 million of Company Interim Financing) multiplied by (y) the sum of (A) 11,255,686 shares of ASI Class A Common Stock plus (B) 6,289,300 shares of ASI Class C Common Stock, in each case assumed to be outstanding immediately prior to the Closing.

(2)

Consists of Combined Company Class B Common Stock issued to holders of shares of ASI Class B Common Stock and ASI Class F Common Stock upon the effective time of the Merger, which is equal to the product of (x) the Merger Consideration Per Fully Diluted Share (assuming $125.9 million of Company Interim Financing) multiplied by (y) the sum of (A) 2,985,041 shares of ASI Class B Common Stock plus (B) 9,858,003 shares of ASI Class F Common Stock, in each case assumed to be outstanding immediately prior to the Closing.

(3)

Consists of (i) 4,200,000 issued and outstanding shares of SAC Class A Common Stock and (ii) 312,506 issued and outstanding shares of SAC Class B Common Stock, which will convert on a one-for-one basis into shares of SAC Class A Common Stock immediately prior to the Closing. Each of these 4,512,506 shares of SAC Class A Common Stock issued and outstanding immediately prior to the Closing will remain outstanding and represent one share of Combined Company Class A Common Stock.

The Sponsor has agreed to waive its redemption rights with respect to all of the SAC Common Stock held by the Sponsor in connection with the consummation of the Merger.

(4)

Consists of (a) 38,037 SAC Public Shares and (b) 1,150,000 shares held by SAC public stockholders following the conversion of 11,500,000 SAC Public Warrants at a rate of 0.1 share of SAC Class A Common Stock per SAC Public Warrant immediately prior to the effective time of the Merger.

(5)

Consists of 1,237,494 shares of SAC Class B Common Stock transferred by the Sponsor to the Third-Party SAC Investors in connection with the First Extension Special Meeting, which converted on a one-for-one basis into shares of SAC Class A Common Stock immediately prior to the Closing. Such Third-Party SAC Investors are not entitled to redemption rights with respect to the shares of SAC Class B Common Stock held by them. Each share of SAC Class A Common Stock issued and outstanding immediately prior to the Closing remained outstanding and represents one share of Combined Company Class A Common Stock.

2.	Accounting Treatment for the Merger

Notwithstanding the legal form, the Merger was accounted for as a reverse recapitalization in accordance with GAAP and not as a business combination under ASC 805. Under this method of accounting, SAC was treated as the acquired company for accounting purposes, whereas ASI was treated as the accounting acquirer. In accordance with this method of accounting, the Merger was treated as the equivalent of ASI issuing shares for the net assets of SAC, accompanied by a recapitalization. The net assets of SAC were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger were those of ASI. ASI has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	Legacy ASI stockholders have a majority of the voting interest in the Combined Company, with approximately 99.0% of the voting power.
●	All of the senior management of the Combined Company came from the senior management of ASI.
●	ASI appointed a majority of the directors to the board of directors of the Combined Company and the chair of the board of directors of the Combined Company is the Chief Executive Officer of ASI.
●	The intended strategy of the Combined Company is to continue to focus on ASI’s core service offerings.
3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)

To reflect the sale of (i) 205,920 shares of ASI Class C Common Stock to various accredited investors at a price of $39.00 per share for aggregate proceeds of approximately $8.0 million, and (ii) 32,160 shares of ASI Class C Common Stock at a price of $44.00 per share for aggregate proceeds of approximately $1.4 million, subsequent to June 30, 2025, which were issued by ASI through reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

(bbb)

To reflect a $0.1 million increase to promissory note - related party for certain costs incurred by SAC subsequent to June 30, 2025. These costs were paid by the Sponsor subsequent to June 30, 2025. The incurring of $0.1 million of costs and the Sponsor’s payment of these costs have been recorded as an increase to accumulated deficit and an increase to promissory note - related party (SAC’s obligation under its promissory note payable to the Sponsor).

(ccc)

To reflect the redemption of 5,000,000 shares of preferred stock issued by Angel Studios 022, for which ASI paid $5.8 million in connection with the redemption of such preferred stock held by noncontrolling interests.

(ddd)

To reflect the issuance of shares of preferred stock by Angel Studios 024 to certain investors subsequent to June 30, 2025. It was determined that the preferred stock should not be classified as a liability under ASC 480-10-25 as it was not mandatorily redeemable. In addition, it was determined that the preferred stock should not be classified as temporary equity under ASC 480-10-S99-3A as it can only be redeemed under circumstances that are within the sole control of the issuer, Angel Studios 024. As the preferred stock did not meet the requirements described above for either liability or temporary equity classification, it was determined that it should be classified as permanent equity.

In addition, as Angel Studios 024 is a consolidated subsidiary of ASI, and as the preferred stock is not held by ASI, it was determined that, in accordance with ASC 810-10-45, the preferred stock represented a noncontrolling interest in ASI.

(eee)

To reflect the issuance of two separate note purchase agreements (“August 2024 Convertible Notes”) by ASI to two separate investors, with an aggregate principal balance of $7.0 million. Each note bears interest at a rate of 16.0% per annum, compounded monthly, and matures on December 31, 2025, or earlier upon the occurrence of an event of default. Prior to maturity, each note provides for automatic conversion, immediately prior to the closing of the Merger or other qualifying listing event, into shares of ASI Class C Common Stock at a fixed conversion price of $39.00 per share. In addition, at any time prior to or after maturity, each investor may, at its option, elect to convert all or a portion of the outstanding principal and accrued interest into shares of ASI Class C Common Stock at the conversion price of $39.00 per share.

(fff)

To reflect the commencement by ASI of a Regulation A offering of up to $55.0 million in shares of ASI Class C Common Stock at a purchase price of $44.00 per share, with estimated total offering expenses, including broker-dealer, legal, escrow, and other professional fees, of approximately $0.4 million.

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect the cashless exercise, subsequent to June 30, 2025, of ASI employees’ options, which resulted in the issuance of 5,297 shares of ASI Class F Common Stock.
(bb)	To reflect the cash exercise, subsequent to June 30, 2025, of ASI employees’ stock options, which resulted in the issuance of 51,104 shares of ASI Class F Common Stock.
(cc)

To reflect the automatic conversion of 12,194 shares of ASI Class B Common Stock and 4,485 shares of ASI Class F Common Stock to ASI Class C Common Stock as a result of secondary market sales subsequent to June 30, 2025 pursuant to the conversion clause in Article V, Section B(3)(b) of ASI’s Charter.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect the release of the marketable securities held in the Trust Account to Cash and cash equivalents.
(b)	To reflect the expected payment on the Closing Date of a $1.3 million premium for a prepaid directors’ and officers’ insurance policy for the Combined Company’s directors and officers.
(c)

To reflect the payment of total preliminary estimated transaction costs of ASI of $2.8 million, which includes the payment of $2.5 million of transaction costs that were incurred prior to June 30, 2025 and that were recorded as accounts payable and accrued expenses and other current liabilities in the historical ASI financial statements, as well as payment of $0.3 million of transaction costs that are anticipated to be incurred subsequent to June 30, 2025 but prior to the Closing Date. Additionally, this entry reflects the accrual of $1.5 million in fees for investment banking services and other financial and legal advice, which is recorded within Other accrued liabilities as payment is due after the Closing.

(d)	To reflect the payment on the Closing Date of the $0.3 million premium for a directors’ and officers’ tail insurance policy.
(e)

To reflect the incurrence and payment of total preliminary estimated transaction costs of SAC of approximately $6.4 million, which includes the payment of $90,119 transaction costs that were incurred prior to June 30, 2025 and that were recorded as accounts payable in SAC’s historical financial statements. The adjustment reflects the Sponsor’s payment on behalf of SAC of $70,925 of transaction costs that were incurred by SAC subsequent to June 30, 2025 and that were recorded as an increase to promissory note - related party. The adjustment also reflects approximately $6.4 million in transaction costs related to the Merger that are not deemed specific incremental costs directly attributable to the offering of securities associated with the Closing. These costs of $6.4 million are recorded as an increase to accumulated deficit.

(f)

To reflect the settlement of the excise tax payable calculated as 1.0% of the fair value of the 18,849,935 shares of SAC Class A Common Stock redeemed on July 7, 2023 for a total of $197.7 million, 1.0% of the fair value of the 2,986,952 shares of SAC Class A Common Stock redeemed on March 14, 2024 for a total of $32.2 million, and 1.0% of the fair value of the 1,125,126 shares of SAC Class A Common Stock redeemed on November 13, 2024 for a total of $12.5 million.

(g)	To reflect the cash payment of accrued offering costs and certain other accrued legal expenses of SAC, which will be paid on the Closing Date.
(h)	To reflect actual and expected income on marketable securities held in the Trust Account from July 1, 2025 through the Closing Date.
(i)

To reflect the fair value remeasurement of the liability-classified SAC Private Placement Warrants immediately prior to their assumed settlement on the Closing Date, using the most currently available quoted market price information for SAC as of September 10, 2025. See Note 3(k) for discussion of the SAC Private Placement Warrant settlement.

(j)

To reflect the fair value remeasurement of the liability-classified SAC Public Warrants immediately prior to their assumed conversion on the Closing Date, using the most currently available quoted market price information for SAC as of September 10, 2025. See Note 3(l) for discussion of the SAC Public Warrant conversion.

(k)

To reflect the forfeiture of 11,700,000 SAC Private Placement Warrants by the Sponsor (with no consideration to the Sponsor) pursuant to the terms of the Sponsor Support Agreement. The terms specify that the forfeited warrants immediately canceled upon the Closing Date. The adjustment consists of a decrease to warrant liability with a corresponding increase to additional paid-in capital for the fair value of the warrants using the most currently available quoted market price information for SAC as of September 10, 2025. Additional paid-in capital is increased as the forfeiture was deemed to be specific and incremental to the offering of securities that was issued upon the Closing Date as the forfeiture was deemed entered into to remove a source of potential dilution to induce parties to the Merger Agreement to consummate the Merger.

(l)

To reflect the conversion of 11,500,000 SAC Public Warrants into stock. The adjustment consists of a decrease to warrant liability for the fair value of the warrants on the Closing Date, an increase to SAC Class A Common Stock at $0.0001 par value and a corresponding increase to additional paid-in capital. Additional paid-in capital is increased as the conversion and exchange, at a rate of 0.1, was deemed to be specific and incremental to the offering of securities that were issued upon the Closing Date as the conversion and exchange of warrants was deemed entered into to remove a source of potential dilution to induce parties to the Merger Agreement to consummate the Merger.

(m)	To reflect redemption of 50 public shares of SAC Class A Common Stock at a redemption price of approximately $11.54 per share, for an aggregate redemption amount of approximately $577.
(n)

To reflect the recapitalization of ASI through the Merger and the issuance of 93,873,782 shares of Combined Company Class A Common Stock and the issuance of 68,716,220 shares of Combined Company Class B Common Stock, respectively, and the elimination of the accumulated deficit of SAC, inclusive of the elimination of the SAC accumulated deficit impacts from the Transaction Accounting Adjustments.

Notwithstanding the legal form, the Merger was accounted for as a reverse recapitalization in accordance with GAAP and not as a business combination under ASC 805. Under this method of accounting, SAC was treated as the acquired company for accounting purposes, whereas ASI was treated as the accounting acquirer. In accordance with this method of accounting, the Merger was treated as the equivalent of ASI issuing shares for the net assets of SAC, accompanied by a recapitalization. The net assets of SAC were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger are those of ASI.

The reverse recapitalization adjustment is determined as follows (in thousands):

Derecognition of ASI Common Stock	$(30)
Derecognition of SAC’s accumulated deficit	$25,775
Issuance of Combined Company Class A Common Stock in accordance with the Conversion Ratio under the No Redemption Scenario	$9
Issuance of Combined Company Class B Common Stock in accordance with the Conversion Ratio under the No Redemption Scenario	$7
Net reduction of additional paid-in capital due to derecognition of SAC’s accumulated deficit and ASI’s historical equity and issuance of Combined Company Common Stock	$(25,760)

(1)	The derecognition of SAC’s accumulated deficit is determined as follows (in thousands):

Historical accumulated deficit of SAC as of June 30, 2025	$(10,873)
General and administrative expense from directors’ and officers’ tail insurance policy, see 3(d)	$(250)
Estimated transaction costs of SAC through the Closing Date, see 3(e)	$(6,419)
Dividend income on marketable securities held in Trust Account, see 3(h)	$4
To remeasure SAC Private Placement Warrants upon settlement on the estimated Closing Date, see 3(i)	$(4,096)
To remeasure SAC Public Placement Warrants upon conversion on the Closing Date, see 3(j)	$(4,026)
To record SAC operating expenses incurred subsequent to March 31, 2025. These expenses were paid by the Sponsor and recorded to the Sponsor Promissory Note, see 3(bbb)	$(115)
Total adjustment to derecognize SAC’s accumulated deficit	$(25,775)

(o)

To reflect the conversion, on a one-for-one basis, of all 1,550,000 issued and outstanding shares of SAC Class B Common Stock into shares of SAC Class A Common Stock immediately prior to the Closing. All 5,750,000 shares of SAC Class A Common Stock issued and outstanding immediately prior to the Closing (1,550,000 shares of SAC Class B Common Stock converted into shares of SAC Class A Common Stock on a one-for-one basis and 4,200,000 shares of SAC Class A Common Stock issued and outstanding) remained outstanding and represented shares of Combined Company Class A Common Stock.

(p)	To reflect the repayment of the outstanding principal on the Sponsor Promissory Note on the Closing Date.
(q)

To reflect the conversion of the May 2025 Convertible Note into 161,147 shares of Combined Company Class A Common Stock prior to the Closing Date, with no remaining outstanding balance of the note subsequent to conversion.

(r)

To reflect the change in redemption value of the SAC Public Shares due to the actual and expected income on marketable securities from the Trust Account from July 1, 2025 through the Closing Date (see Note 3(h)). Changes in the redemption value of stock classified as temporary equity may be recognized immediately as they occur by adjusting the carrying amount of the stock in accordance with ASC 480-10-S99-3A.

(s)

To reflect the accrual of interest expense from July 1, 2025 through the Closing Date and the subsequent conversion of the August 2025 Convertible Note into 181,854 shares of Combined Company Class A Common Stock prior to the Closing Date, with no remaining outstanding balance following the conversion.

(t)

To reflect the dissolution of ASI into the SAC accounted for as a transfer of assets and liabilities among entities under common control with ASI’s assets and liabilities recognized by the SAC at their historical carrying values. As the transfer represents a movement within entities under common control, the net impact to the pro forma balance sheet is zero.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six months ended June 30, 2025, and for the Year Ended December 31, 2024, respectively

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)

To reflect other costs incurred by SAC subsequent to June 30, 2025. These other costs were paid by the Sponsor subsequent to June 30, 2025. SAC paid the Sponsor for these other costs through repayment of the Sponsor Promissory Note on the Closing Date. These other costs were reflected within the Promissory note - related party line item of the unaudited pro forma condensed combined balance sheet. Refer to Note 3(bbb).

(bbb)

To reflect elimination of interest expense on the convertible note issued to an ASI investor for the six months ended June 30, 2025. These adjustments to the unaudited pro forma condensed combined statements of operations reflect adjustments assuming that any adjustment made to the unaudited pro forma condensed combined balance sheet (the conversion of the convertible note in Note 3(q)) as of June 30, 2025 are assumed to have been made on January 1, 2024 for purposes of making adjustments to the pro forma statement of operations.

Pro Forma Adjustments for Other Material Events:

(aa)

To reflect the impact of the allocation of net loss attributable to noncontrolling interest resulting from the redemption of preferred shares of Angel Studios 024, as discussed further in Note 3(ccc). The adjustment to net loss attributable to noncontrolling interests is presented as $0.00 as Angel Studios 024 had no net income or net loss for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively

(bb)

To reflect the impact of the allocation of net loss attributable to noncontrolling interest resulting from the issuance of preferred shares of Angel Studios 024, as discussed further in Note 3(ddd). The adjustment to net loss attributable to noncontrolling interests is presented as $0.00 as Angel Studios 024 had no net income or net loss for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect expense recognized for the directors’ and officers’ tail insurance policy recorded in Note 3(d).
(b)

To reflect three months and one year of amortization expense for the Combined Company’s directors’ and officers’ insurance policy recorded in Note 3(b) for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively.

(c)

To reflect an adjustment to income taxes as a result of the tax impact of the pro forma adjustments using a blended income tax rate of 25.6% for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. The tax rate is based on a federal income tax rate of 21.0% and state income tax rate of 4.6%.

(d)

To reflect an adjustment to eliminate the impact of the change in the fair value of the 11,700,000 liability-classified SAC Private Placement Warrants as it is assumed that the derivative warrant liability would have been eliminated upon the forfeiture of the SAC Private Placement Warrants by the Sponsor under the Sponsor Support Agreement (Note 3(k)).

(e)

To reflect the reversal of previously recognized non-redemption agreement expense upon the Closing, as this expense would not have been incurred because the Combined Company does not have redeemable shares.

(f)	To reflect the removal of the previously recognized income from SAC’s marketable securities held in Trust Account as the Trust Account will be released upon the Closing.
(g)	To reflect the estimated transaction costs of ASI which cannot be deferred and offset against proceeds of the offering associated with Closing.

(h)

To reflect the estimated transaction costs of SAC for certain accounting, auditing and other professional fees expected to be incurred in connection with the Merger that are not deemed directly attributable to the offering of securities associated with the Closing. This is a non-recurring item.

(i)

To reflect the removal of the change in fair value of warrant liability of the SAC Public Warrants due to the Warrant Conversion in Note 3(l) occurred on January 1, 2024 for purposes of the pro forma statement of operations.

(j)

The pro forma basic and diluted net loss per share attributable to controlling interests amounts for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively are computed using the two-class method required for companies with multiple classes of common stock, which determines net loss per share or earnings per common share for each class of common stock according to dividends declared or accumulated and participation rights in distributed and undistributed earnings or losses. The pro forma weighted average shares outstanding presented in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively are based on the number of Combined Company shares assumed outstanding as of the Closing, assuming the Closing occurred on January 1, 2024.

Pro forma basic and diluted net loss per share attributable to controlling interests is calculated as follows for the six months ended June 30, 2025:

	Six Months Ended June 30, 2025
	Class A	Class B
Numerator:
Allocation of pro forma net loss attributable to controlling interests	$(32,113,804)	$(21,889,688)
Less: Deemed dividend for redemption of preferred stock of ASI subsidiary classified as a noncontrolling interest	$(520,329)	$(354,671)
Allocation of pro forma net loss attributable to controlling interests	$(32,634,133)	$(22,244,359)
Denominator:
Non-redeemable SAC Class A Common Stock outstanding immediately prior to the Closing, which will represent Combined Company Class A Common Stock effective January 1, 2024 as a result of assuming closing of the Merger on January 1, 2024	6,938,037	—
Assumed January 1, 2024 issuance of Combined Company Class A Common Stock to ASI stockholders as a result of assuming closing of the Merger on January 1, 2024	93,873,782	—
Assumed January 1, 2024 issuance of Combined Company Class B Common Stock to ASI stockholders as a result of assuming closing of the Merger on January 1, 2024	—	68,716,220
Pro forma weighted-average shares outstanding - basic and diluted	100,811,819	68,716,220
Pro forma net loss per share:
Pro forma net loss per share attributable to controlling interests, Combined Company Class A Common Stock - basic and diluted	$(0.32)
Pro forma net loss per share attributable to controlling interests, Combined Company Class B Common Stock - basic and diluted		$(0.32)

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to controlling interests for the six months ended June 30, 2025 because including them would have had an anti-dilutive effect:

Six Months Ended June 30, 2025
Options to purchase Combined Company Class A Common Stock(1)	14,721,968
Options to purchase Combined Company Class B Common Stock(2)	17,038,108
Total anti-dilutive Combined Company Common Stock	31,760,076

(1)

These amounts represent 2,751,532 ASI Options to purchase shares of ASI Class C Common Stock outstanding immediately prior to the Closing which will convert into 2,751,532 Combined Company Options to purchase shares of Combined Company Class A Common Stock at the Closing. These 2,751,532 Combined Company Options will be exercisable for 14,721,968 shares of Combined Company Class A Common Stock equal to the 2,751,532 Combined Company Options multiplied by the assumed exchange ratio of 5.3504621. The assumed exchange ratio of 5.3504621 is calculated as (x) the Base Purchase Price equal to the sum of $1.5 billion (the pre-transaction equity value of ASI) and $125.9 million (the aggregate gross proceeds of the Company Interim Financing) divided by $10.00 which is then divided by (y) the sum of (A) 11,255,686 shares of ASI Class A common stock plus (B) 6,289,300 shares of ASI Class C common stock plus (C) 2,985,041 shares of ASI Class B common stock plus (D) 9,858,003 shares of ASI Class F common stock, in each case assumed to be outstanding immediately prior to the Closing.

(2)

These amounts represent 3,184,418 ASI Options to purchase shares of ASI Class F Common Stock outstanding immediately prior to the Closing which will convert into 3,184,418 Combined Company Options to purchase shares of Combined Company Class B Common Stock at the Closing. These 3,184,418 Combined Company Options will be exercisable for 17,038,108 shares of Combined Company Class B Common Stock equal to the 3,184,418 Combined Company Options multiplied by the assumed exchange ratio of 5.3504621. The assumed exchange ratio of 5.3504621 is calculated as (x) the Base Purchase Price equal to the sum of $1.5 billion (the pre-transaction equity value of ASI) and $125.9 million (the aggregate gross proceeds of the Company Interim Financing) divided by $10.00 which is then divided by (y) the sum of (A) 11,255,686 shares of ASI Class A common stock plus (B) 6,289,300 shares of ASI Class C common stock plus (C) 2,985,041 shares of ASI Class B common stock plus (D) 9,858,003 shares of ASI Class F common stock, in each case assumed to be outstanding immediately prior to the Closing.

Pro forma basic and diluted net loss per share attributable to controlling interests is calculated as follows for the year ended December 31, 2024:

	Year Ended December 31, 2024
	Class A	Class B
Numerator:
Allocation of pro forma net loss attributable to controlling interests	$(59,353,000)	$(40,456,703)
Denominator:

SAC Class A Common Stock outstanding immediately prior to the Closing, which represent Combined Company Class A Common Stock effective January 1, 2024 as a result of assuming closing of the Merger on January 1, 2024	6,938,037	—
Assumed January 1, 2024 issuance of Combined Company Class A Common Stock to ASI stockholders as a result of assuming closing of the Merger on January 1, 2024	93,873,782	—
Assumed January 1, 2024 issuance of Combined Company Class B Common Stock to ASI stockholders as a result of assuming closing of the Merger on January 1, 2024	—	68,716,220
Pro forma weighted-average shares outstanding - basic and diluted	100,811,819	68,716,220
Pro forma net loss per share:
Pro forma net loss per share attributable to controlling interests, Combined Company Class A Common Stock - basic and diluted	$(0.59)
Pro forma net loss per share attributable to controlling interests, Combined Company Class B Common Stock - basic and diluted		$(0.59)

The following securities were excluded from the computation of pro forma diluted net loss per share attributable to controlling interests for the year ended December 31, 2024 because including them would have had an anti-dilutive effect:

Year Ended December 31, 2024
Options to purchase Combined Company Class A Common Stock(1)	14,721,968
Options to purchase Combined Company Class B Common Stock(2)	17,038,108
Total anti-dilutive Combined Company Common Stock	31,760,076

(1)

These amounts represent 2,751,532 ASI Options to purchase shares of ASI Class C Common Stock outstanding immediately prior to the Closing which will convert into 2,751,532 Combined Company Options to purchase shares of Combined Company Class A Common Stock at the Closing. These 2,751,532 Combined Company Options will be exercisable for 14,721,968 shares of Combined Company Class A Common Stock equal to the 2,751,532 Combined Company Options multiplied by the assumed exchange ratio of 5.3504621. The assumed exchange ratio of 5.3504621 is calculated as (x) the Base Purchase Price equal to the sum of $1.5 billion (the pre-transaction equity value of ASI) and $125.9 million (the aggregate gross proceeds of the Company Interim Financing) divided by $10.00 which is then divided by (y) the sum of (A) 11,255,686 shares of ASI Class A common stock plus (B) 6,289,300 shares of ASI Class C common stock plus (C) 2,985,041 shares of ASI Class B common stock plus (D) 9,858,003 shares of ASI Class F common stock, in each case assumed to be outstanding immediately prior to the Closing.

(2)

These amounts represent 3,184,418 ASI Options to purchase shares of ASI Class F Common Stock outstanding immediately prior to the Closing which will convert into 3,184,418 Combined Company Options to purchase shares of Combined Company Class B Common Stock at the Closing. These 3,184,418 Combined Company Options will be exercisable for 17,038,108 shares of Combined Company Class B Common Stock equal to the 3,184,418 Combined Company Options multiplied by the assumed exchange ratio of 5.3504621. The assumed exchange ratio of 5.3504621 is calculated as (x) the Base Purchase Price equal to the sum of $1.5 billion (the pre-transaction equity value of ASI) and $125.9 million (the aggregate gross proceeds of the Company Interim Financing) divided by $10.00 which is then divided by (y) the sum of (A) 11,255,686 shares of ASI Class A common stock plus (B) 6,289,300 shares of ASI Class C common stock plus (C) 2,985,041 shares of ASI Class B common stock plus (D) 9,858,003 shares of ASI Class F common stock, in each case assumed to be outstanding immediately prior to the Closing.

5.	Conforming Accounting Policies and Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, ASI performed a preliminary analysis of SAC’s financial information to identify differences in financial statement presentation as compared to the presentation of ASI. Certain reclassification adjustments have been made to conform SAC’s historical financial statement presentation to ASI’s historical financial statement presentation. Following the completion of the Merger, or as more information becomes available, ASI will finalize the review of financial statement presentation, which could differ from the presentation set forth in the unaudited pro forma condensed combined financial information presented herein.

The following items represent certain reclassification adjustments to conform the presentation of SAC’s historical statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 to the presentation of ASI’s historical consolidated statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. These reclassification adjustments have no impact on net loss for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively, and are summarized below:

(In thousands)
Angel Studios, Inc.	Southport Acquisition	Six Months Ended
Historical Consolidated	Corp. Historical	June 30, 2025
Statement of Operations	Consolidated Statement of	Southport Acquisition			Southport Acquisition
Line Items	Operations Line Items	Corp. (Historical)	Reclassification	Notes	Corp Reclassified
Revenue:
Licensed content and other revenue		$—	$—		$—
Pay it forward revenue		—	—		—
Total Revenue		—	—		—
Operating expense:	Operating expense:
Cost of revenues		—	—		—
Selling and marketing		—	—		—
General and administrative		—	419	5(a)	419
Research and development		—	—		—
Legal expense		—	—		—
	Administrative expenses	116	(116)	5(a)	—
	Administrative expenses - related party	90	(90)	5(a)	—
	Legal and accounting expenses	345	(345)	5(a)	—
	Insurance expense	51	(51)	5(a)	—
	Franchise tax expense	(183)	183	5(a)	—
Total operating expense	Total operating expense	419	—		419
Loss from operations	Loss from operations	(419)	—		(419)

Other income (expense):	Other income (expense):
Net gain on digital assets		—	—		—
Interest expense		—	—		—
Interest income		—	—		—
Impairment of failed acquisition					—
	Change in fair value of warrant liability	(1,159)	—		(1,159)
	Dividend income on marketable securities held in trust account	9	—		9
Total other expense	Total other expense	(1,150)	—		(1,150)
Loss before provision for income taxes	Loss before provision for income taxes	(1,569)	—		(1,569)
Income tax expense	Income tax expense	(89)	—		(89)
Net loss	Net loss	$(1,658)	$—		$(1,658)

(In thousands)
Angel Studios, Inc.	Southport Acquisition	Year Ended
Historical Consolidated	Corp. Historical	December 31, 2024
Statement of Operations	Consolidated Statement of	Southport Acquisition			Southport Acquisition
Line Items	Operations Line Items	Corp. (Historical)	Reclassification	Notes	Corp Reclassified
Revenue:
Licensed content and other revenue		$—	$—		$—
Pay it forward revenue		—	—		—
Total Revenue		—	—		—
Operating expense:	Operating expense:
Cost of revenues		—	—		—
Selling and marketing		—	—		—
General and administrative		—	1,587	5(a)	1,587
Research and development		—	—		—
Legal expense		—	—		—
Net loss on digital assets		—	—		—
	Administrative expenses	206	(206)	5(a)	—
	Administrative expenses - related party	180	(180)	5(a)	—
	Legal and accounting expenses	721	(721)	5(a)	—
	Insurance expense	227	(227)	5(a)	—
	Franchise tax expense	239	(239)	5(a)	—
	Other operating costs	14	(14)	5(a)	—
Total operating expense	Total operating expense	1,587	—		1,587
Loss from operations	Loss from operations	(1,587)	—		(1,587)

Other (expense) income:	Other (expense) income:
Interest expense		—	—		—
Interest income		—	—		—
Impairment of investment in affiliates
	Change in fair value of warrant liability	(4,059)	—		(4,059)
	Dividend income on marketable securities held in trust account	966	—		966
	Financing expense	(275)	—		(275)
Total other expense	Total other expense	(3,368)	—		(3,368)
Loss before provision for income taxes	Loss before provision for income taxes	(4,955)	—		(4,955)
Income tax expense	Income tax expense	(152)	—		(152)
Net loss	Net loss	$(5,107)	$—		$(5,107)

(a)

To reclassify SAC’s insurance expense, administrative expenses, administrative expenses – related party, legal and accounting expenses, franchise tax expense and other operating costs to general and administrative expense.